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                                                                WILMINGTON, DE


                                                                November 8, 2006

AIM Growth Series
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

          Re: AIM Growth Series
              Registration Statement on Form N-1A

Ladies and Gentlemen:

          We have acted as counsel to AIM Growth Series, a statutory trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

          This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 61 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration of an indefinite number of Class A, Class B, Class C, Class R, and Institutional Class shares of beneficial interest, par value $0.01 per share (the "Shares"), of AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund, and AIM Independence 2050 Fund (collectively, the "Funds").

          In connection with giving this opinion, we have examined copies of the Trust's Amended and Restated Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), and resolutions of the Board of Trustees adopted November 8, 2006, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectuses for the Funds, which are included in the Registration Statement, substantially in the form in which they are to be filed (the "Prospectuses"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

          The Prospectuses provide for issuance of the Shares from time to time at the net asset value thereof. In connection with our giving this opinion, we assume that upon sale of the Shares the Trust will receive the net asset value thereof.

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AIM Growth Series
November 8, 2006
Page 2


          Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectuses are duly authorized and, when sold, issued and paid for as described in the Prospectuses, will be validly issued, fully paid and nonassessable.

          We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Statutory Trust Act.

          Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of the Funds for all loss and expense of any shareholder held personally liable for the obligations of the Funds. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which the Funds is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the Fund, which is included in the Registration Statement.

                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP